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                                                                    EXHIBIT 10.7

                          ESPERION THERAPEUTICS, INC.

                                     LEASE


         This agreement is made and entered into this 30th day of November, 1998, by and between State-94 LIMITED PARTNERSHIP, a Michigan limited partnership, whose address is 315 E. Eisenhower Parkway, Suite 220, Ann Arbor, Michigan 48108, hereinafter referred to as "Lessor," and Esperion Therapeutics, Inc., a Michigan corporation, whose address is 3621 S. State Street, Ann Arbor, Michigan 48108, hereinafter referred to as "Lessee";


                                  WITNESSETH:


PREMISES

         Section 10.1. Lessor, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Lessee, to be kept, observed and performed, does by these presents, demise and lease to Lessee, and Lessee hereby hires and lets from Lessor the real estate located at premises commonly known as Suite 69J, KMS comprising of approximately 12,400 square feet being a portion of 3621 S. State Street, Ann Arbor, Michigan, as more particularly described on attached and incorporated in Exhibit A, and improvements now located or to be erected thereon, subject to easements and restrictions of record, which easements and restrictions do not interfere with the use of the demised premises for the purposes described herein.

         Section 102. Said real estate and improvements are sometimes herein referred to as "demised premises."


TERM

         Section 201. The term of this Lease shall be two (2) years from and after the 1st day of January, 1999. Tenant shall have an option to extend the term of this Lease for an additional period of two (2) years in accordance with the provisions of Section 3501 of this Lease.

         Section 302. Lessee shall be solely responsible for the completion of any improvements which it may require to be made to the premises.

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         Section 303. Lessee agrees to accept the demised premises in their"
as-is" condition, except for any existing environmental contamination resulting from the previous activities of KMS Industries and/or the United States Department of Energy.


RENTAL

         Section 401. In consideration of the leasing of the demised premises from Lessor, Lessee agrees to pay Lessor fixed monthly rental payments in advance in the amount of Fifteen thousand five hundred and 00/100 ($15,500) Dollars commencing on the first day of the term and continuing on the first day of each and every month thereafter for the next succeeding twenty-three (23) months.

         Section 402. In the event any installment of rent is paid more than ten
(10) days after the due date thereof, and such amounts of delinquent rent shall bear interest at the rate of twelve (12%) percent per annum until paid.

         Section 404. Additional Rent. In addition to the monthly rental as set forth in Section 401, above, Lessee shall also pay Lessor as additional rent an amount equal to Lessee's pro-rata portion of any increase in real estate taxes on the entire premises of which the demised premises are a part, using real estate taxes due in calendar year 1999 as the base year; said additional rental to be paid semi-annually in the months of July and December of each year in accordance with the statement provided by Lessor to Lessee such statement to be accompanied by photocopies of the applicable real estate tax bills and a computation of the method of proration of any tax increase. For purposes of this computation, the Lessee's pro-rata share of taxes shall mean 9.876 percent (9.876%), which is the quotient (expressed as a percentage) derived by dividing the rentable area of the premises (12,400) by the rentable area of the building (125,554).

         Section 405. Increased Operating Expenses. Commencing with the first full calendar year after the commencement of the original term of this Lease, and during each successive calendar year thereafter, the Lessee shall pay, as additional rent, its proportionate share of the amount by which operating expenses for such calendar year exceed the cost for such items during the base year. Lessee shall be billed semi-annually on or about June 30 and December 31 for its proportionate share of increases in utilities and operating expenses based upon a space factor of 9.876%. The semi annual billings provided by Lessor shall be based upon Lessors reasonable estimate of such charges, and Lessor shall provide Lessee with a reconciliation of the amounts billed for such increases as compared to the charges actually incurred for such increases, such reconciliation to be provided within ninety (90) days after the end of each calendar year. Lessee shall pay all billings for increases in utilities and operating expenses at the same time as Lessee pays its rent on the next regular monthly due date for rent following receipt of Lessor's billing. Delinquency in the payment of billings for increases in utilities and operating expenses shall bear interest during any period when such sums are not paid in the same manner as interest will accrue on delinquent installments of rent under the provisions of paragraph 402.

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         For the purposes of this paragraph: (a) The term utilities shall not include the cost of gas, electric and water and sewer to be paid by Tenants under Paragraph 601 of the lease.

         The term "operating expenses: shall include all charges incurred in the normal operation of the building including repair and maintenance of mechanical equipment halls, lobby and bathroom maintenance, window washing, trash collection, supplies, property and liability insurance, management fees for building management, minor repairs and replacement of consumable items and other expenses of a similar nature as may be required in order that the building maintain a first class professional appearance and use; provided, however, that the term: "operating expenses" shall not include Lessors expenses for leasing commissions, real property taxes and assessments as covered under paragraph 404 above, legal and accounting costs, Lessor's general administrative overhead in the operation of its office or building, or the costs for replacement of any equipment, portion of the building, or other capital items.

         The term base year shall be 1999.


TAXES AND ASSESSMENTS

         Section 501. Lessor shall be responsible for the payment of all real estate taxes and special assessments on the premises.


UTILITIES

         Section 601. Lessee shall be solely responsible to pay all charges for utility services provided to the premises during the term of the Lease. Normal electrical service to provide electricity for uses other than overhead lighting and HVAC shall be separately metered and charged directly to Lessee. Utility services which are not separately metered, including electricity for overhead lighting and HVAC, gas, water, sewer, will be prorated to Lessee by Lessor on a reasonable basis to be agreed, then based upon the evaluation of an engineer jointly by the parties for this purpose. Shared utility services shall be billed quarterly by Lessor to Lessee, and Lessee shall pay such bills within thirty
(30) days.


USE

         Section 701. The demised premises shall be used for research/office/light industrial and for other related or similar purposes which are permitted by the zoning laws and record restrictions applicable to the demised premises. Lessee shall not use or occupy the demised premises or permit the demised premises to be used or occupied contrary to any statute, rule,

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order, ordinance, requirement, or regulation applicable thereto or in any manner which would violate any certificate of occupancy affecting the same, or which would cause structural injury to the improvements or which would constitute a public or private nuisance or waste, and Lessee agrees that it will promptly upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

         Lessor agrees that the demised premises may be used as Lessee has been using same prior to this Lease.


MAINTENANCE OF PREMISES

         Section 801. Lessor shall make all necessary repairs and replacements to the building in which the leased premises are located, to the heating, air conditioning and electrical systems located therein, and to the common areas, including parking areas, and removal of snow and ice and Lessor shall also make all repairs to the leased premises which are structural in nature, provided, however, that Lessee shall make all repairs and replacements arising from its willful misconduct or default and that of its agents, servants and employees.

         Lessee shall be responsible to provide its own janitorial services and light bulb maintenance.


INSURANCE AND INDEMNIFICATION:

         Section 901. Lessee shall indemnify the Lessor and save it harmless from and against any and all claims liability and expense for damages to any person or property in or on the leased premises from any cause whatsoever. Lessee shall procure and keep in effect during the entire term hereof public liability and property damage insurance protecting Lessor and Lessee from all causes in which limits of public liability shall not be less than Five hundred thousand ($500,000) Dollars for damages resulting to one person, One million ($1,000,000) Dollars for damages resulting from one casualty, and Fifty thousand ($50,000) Dollars property damage resulting from one occurrence. Lessee shall deliver policies of such insurance or certificates thereof to Lessor and upon renewals not less than thirty (30) days prior to the expiration of such coverage, and in the event Lessee shall fail to procure such insurance, Lessor may at its option procure the same for the account of Lessee, and the cost thereof shall be paid to Lessor immediately upon receipt by the Lessee of bills therefor.

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FIRE INSURANCE

         Section 1001. Lessor shall, at all times during the term of this Lease, at its expense, keep in effect insurance on all buildings and improvements against loss by fire, the risks covered by what is commonly known as "extended coverage," malicious mischief and vandalism, in an amount no less than the replacement cost of the building and improvements.

         Section 1002. It is specifically understood and agreed that Lessor shall maintain fire and extended coverage insurance on the building improvements only, and that Lessor shall have no responsibility whatsoever for the loss of Lessee's property on the leased premises; it being the Lessee's responsibility to obtain such insurance on its own property as Lessee deems to be required. Lessor and Lessee hereby waive and release any right of subrogation which either of them might have against the opposite party for any loss or damage sustained to their respective interest, to the extent that such loss or damage is covered by an applicable insurance policy or policies.

Lessor and Lessee agree to carry policies with waivers of subrogation.


DAMAGE OR DESTRUCTION

         Section 1101. In the event the demised premises are damaged or destroyed in whole or in part by fire or other casualty during the term hereof, Lessor shall, at its own cost and expense, repair and restore the same to the pre-casualty condition with reasonable dispatch, and the rent herein provided for shall abate entirely in case the entire leased premises are untenantable, and pro-rata for the portion rendered untenantable, in the event of a partial untenantability, until such time as the leased premises are restored to the pre-casualty condition. In the event the building in which the leased premises are located is destroyed to the extent of more than one- half (1/24) of the then value thereof, then the Lessor, or Lessee, in their sole discretion, shall have the right to terminate this Lease upon written notice to the Lessee, and any rent paid in advance of the date of such damage and destruction shall be refunded to Lessee. If the leased premises are damaged due to fire or other casualty, Lessee shall at its own cost and expense remove such of its furniture and other belongings from the leased premises as the Lessor shall require in order to repair and restore the leased premises. If the leased premises cannot be restored within a period of ninety (90) days, then Lessee shall have the right to terminate.


LIENS

         Section 1201. Lessee shall not do any act which shall in any way encumber the title of Lessor in and to said demised premises, nor shall the interest or estate of Lessor in said demised premises be in any way subject to any claim by way of lien or encumbrance, whether by

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operation of law or by virtue of any express or implied contract by Lessee, and any claim to or lien upon said demised premises arising from any act or omission of Lessee shall accrue only against the leasehold estate of Lessee and shall in all respects be subject and subordinate to the paramount title and rights of Lessor in and to said premises and the buildings and improvements thereon. Lessee will not permit the demised premises to become subject to any mechanics', laborers', or materialmen's lien on account of labor or material furnished to Lessee in connection with work of any character performed or claimed to have been performed on the demised premises by or at the direction of sufferance of Lessee; provided, however, that Lessee shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Lessee shall give to Lessor such security as may be reasonably demanded by Lessor to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the demised premises by reason of nonpayment thereof, provided, on final determination of the lien or claim for lien, Lessee will immediately pay any Judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied.

         Section 1202. In case Lessee shall fail to contest the validity of any lien or claimed lien and give security to Lessor to insure payment thereof, or having commenced to contest the same and having given such security, shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgement rendered thereon, then Lessor may, at its election (but shall not be required so to do), remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Lessor for such purposes shall be so much additional rental due from Lessee to Lessor at the next rent day after any such payment, with interest at the rate of ten (10%) percent per annum from the date of payment thereof.


CONDEMNATION

         Section 1301. In the event the whole of the demised premises, or so much thereof shall be taken or condemned for a public or quasi-public use or purpose by any competent authority, and as a result thereof the balance of said premises cannot be used for the same purpose as before such taking or condemnation, (which determination shall be made by Tenant) then and in either of such events, the terms of this lease shall terminate when possession of the demised premises shall be required for such use or purpose, and in any award, compensation or damages (hereinafter sometimes called the "award") shall be paid to and be the property of Lessor; except for the portion of any award attributable to damages suffered by the Tenant.

         Section 1302. In the event only a part of the demised premises shall be taken or condemned for a public or quasi-public use or purpose by any. competent authority, and as a result thereof the balance of said premises can be used for the same purpose as before such taking of condemnation, (which determination shall be made by Tenant) this lease shall not terminate; and Lessor, at its sole cost and expense, shall repair and restore the premises and all improvements thereon. Any award paid as a consequence of such taking or condemnation shall

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be paid to Lessor and be applied to the cost said repairing and restoration. Any sums remaining after such application shall be paid to Lessor. In no event shall Lessee have any obligation to expend more dm the condemnation award. There shall be no abatement or reduction in the fixed rental because of such taking, unless such taking shall reduce the area of the leased premises, in which case there shall be a pro rata abatement, or reduction in the rental.


HAZARDOUS MATERIALS

         Section 1401. Lessor and Lessee acknowledge that Lessee is required to handle or otherwise deal with small amounts of Hazardous Materials within the demised premises in the course of its business. Lessee hereby specifically agrees that it will abide by all Environmental Laws and Regulations in the handling or otherwise dealing with such Hazardous Materials. In the event that the Lessee's activities with respect to the handling or otherwise dealing with such hazardous materials result in contamination of the demised premises, or the contamination of any other property whatsoever, then Lessee shall indemnify, defend and hold Lessor, harmless from (i) any and all claims or losses including, without limitation, all cleanup costs and expenses associated therewith and, (ii) diminution in value of the demised premises or any other premises and the restriction of use of rentable space or usable space or any amenity of the demised premises, and (iii) sums paid in settlement of claims, reasonable attorney fees, reasonable consultant fees and reasonable expert fees which arise during or after the Lease term as a result of such contamination provided Lessee has been notified of such claims at the time they are made and participated in the defense thereof. This indemnification by Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions, or cleanup, remedial, removable or restoration work required by any federal, state, or local governmental agency or political subdivision because of hazardous material present in the soil or ground water or on or under the demised premises which is attributable to Lessee under this paragraph. Without limiting the foregoing, if the presence of any hazardous materials on the leased premises caused or permitted by Lessee or its agents, employees contractors, invitees, subtenants or assignees results in any contamination of the demised premises or any other premises, Lessee shall promptly take all actions, at its sole expense, as are necessary to return the demised premises or any other premises to the condition existing prior to the introduction of any such hazardous material; provided that Lessor's approval of such actions shall first be obtained which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the demised premises or the other involved premises. The foregoing indemnity shall survive the expiration or early termination of this Lease.

         Section 1402. The term "Hazardous Materials" as used in Section 1401 includes, without limitation, any materials or substances:

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          .   Defined in the Comprehensive Environmental Response, Compensation
              and Liability Act of 1980 as amended (42 U.S.C. Sections 9601 et seg.) and amendments thereto and regulations promulgated thereunder;

          . Defined in the Hazardous Materials Transportation Act, as amended (U.S.C. Sections 1801, et seg.) and amendments thereto and regulations promulgated thereunder;

          . Defined in the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seg.) and amendments thereto and regulations promulgated thereunder;

          . Containing gasoline, oil, diesel fuel, or other petroleum products;

          .   Containing polychlorinated biphenyl's (PCB's);

          .   Containing asbestos;

          .   Which are radioactive;

          . Which are biological and which have been classified as hazardous by the United States Environmental Protection Agency or any other federal or state agency; or

          . The presence of which require investigation or remediation under any federal, state or local statue, regulation, ordinance or policy, or under any rules, regulations or policies promulgated thereunder, or which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state, or local statute, regulation or ordinance, and any toxic, explosive, corrosive or otherwise hazardous substance, material or waste which is or becomes regulated by any federal, state or local governmental authority, or which cause a nuisance upon or waste to the premises.

          Section 1403. The term "Environmental Laws" as used in Section 1401 shall include any federal or state law or regulation dealing with Hazardous Materials as defined in Section 1402.

          Section 1404. Lessor hereby represents and warrant to Lessee that it has disclosed to Lessee all of the information in its possession concerning existing tritium contamination of the premises as a result of the previous activities of KMS. Any of the provisions of Sections 1401, 1402, or 1403 to the contrary notwithstanding, Lessee shall not be responsible for environmental contamination of the premises caused by the previous activities of KMS and/or the United States Department of Energy. For the purpose of establishing a benchmark for the level of contamination of the premises (if any) caused by the previous activities of KMS and/or the United States Department of Energy, Lessor and Lessee agree that on or before February 15, 1993, when the KMS/United States Department of Energy cleanup activities had been completed

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with respect to Rooms 333 and 334, the level of contamination in the premises
(if any) will be measured by a mutually agreed upon consultant, and tins measurement shall constitute the benchmark by which to measure whether or not Lessee has caused any contamination of the premises. Lessee shall not move any radioactive materials onto the premises before February 15, 1993. If the benchmark does not meet then applicable Nuclear Regulatory Commission Standards for unrestricted use, then Lessee shall have the right to immediately terminate this lease and recover its moving costs from Lessor as specified in Section 3401 hereof.

          Section 1405. If, following the establishment of the benchmark as discussed in Section 1404, immediately above, any tritium contamination is discovered in the premises at levels higher than those then allowed by applicable government standards for unrestricted public use, and further presuming that such tritium contamination has not been caused by the activities of the Lessee, then the Lessor shall immediately take such action at its expense as may be necessary to lawfully remediate the tritium contamination. In the event that the Lessor is unable to reduce the tritium contamination, to an acceptable level for unrestricted public use within ninety (90) days following the discovery and confirmation of the contamination, then Lessee shall have the right to terminate this Lease and recover its moving costs and business interruption cost from Lessor, such costs not to exceed Fifty Thousand ($50,000) Dollars.


ASSIGNMENT BY LESSEE

          Section 1501. Lessee shall not assign this Lease without the written consent of Lessor, which consent shall not be unreasonably withheld or delayed, and no such assignment shall relieve Lessee of its obligations hereunder; and Lessee shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment had been made.

          Section 1502. Lessee may, without Lessor's consent, assign this Lease to any entity which is affiliated with Lessee or to any corporation resulting from a merger or consolidation of the Lessee, provided that the total assets and net worth of such assignee after such consolidation or merger shall be more than that of Lessee immediately prior to such consolidation or merger, and provided that Lessee is not at such time in default hereunder beyond any notice and cure period, pursuant to section 2001 hereof, and provided further that such successor shall execute an instrument in writing fully assuming all of the obligations and liabilities imposed upon Lessee hereunder and deliver the same to Lessor, whereupon Lessee shall be discharged from any further liability hereunder.


ANNUAL STATEMENTS

          Section 1601. Lessee, upon the written request of the Lessor, agrees to furnish Lessor annually within ninety (90) days of the end of each fiscal year, with a copy of its annual compiled

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statement, and agrees that Lessor may deliver such statements to its mortgagee.
Such statements shall be held in strict confidence by Lessor and its mortgagee.


ATTORNEY FEES.

         Section 1701. Lessee further agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by or imposed on Lessor either in enforcing this Lease (but only where Lessor shall prevail) or in any litigation commenced in connection with this Lease or concerning the demised premises to which Lessor, may be made a party solely by virtue of the fact that Landlord is the owner of the building of which the demised premises is a part; and if paid by Lessor, shall be so much additional rent due on the next rent date after such payment, together with interest at ten (10%) percent per annum from the date of payment.


ESTOPPEL CERTIFICATE BY LESSEE

         Section 1801. The parties further agree at any time and from time to time, upon not less than (20) days' prior written request to execute, acknowledge and deliver a statement in writing certifying that this Lease is unmodified and in full force and effect (or specifying the modifications, if any), and the date to which the rental and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section 1701 may be relied upon by any prospective purchaser of the fee of any assignee or prospective assignee of this Lease, or mortgagee or assignee of any mortgage upon the fee of the demised premises.


INSPECTION OF PREMISES

         Section 1901. Upon reasonable prior notice (except in the case of an emergency), Lessee agrees to permit Lessor and the authorized representatives of Lessor to enter the demised premises at all reasonable times during business hours for the purpose of inspecting the same. The Lessee may designate a representative to accompany Lessor during its inspections.


FIXTURES

         Section 2001. All buildings and improvements and all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment and other articles of personal property used in the operation of such buildings as such (as distinguished from operations incident to the business of Lessee) now or hereafter located upon said land, together with all duct electrical

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lines, whether or not attached or affixed to said land or any buildings thereon, sometimes herein referred to as "building fixtures," shall be and remain a part of the real estate and shall constitute the property of Lessor.

         Section 2002. All of Lessee's trade fixtures and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon said land, other than building fixtures as defined in Section 2001 hereof, and owned by Lessee or any other occupants of the demised premises and whether or not the same are affixed thereto, shall be and remain the personal property of Lessee or such other occupants, and the same are herein sometimes referred to as "Lessee's equipment."

         Section 2003. Lessee's equipment may be removed from time to time by Lessee or other occupants of the demised premises; provided, however, that if such removal shall damage the premises, Lessee shall reasonably repair the damage and place the premises in the same condition as it would have been if such equipment had not been installed.


RE-ENTRY UPON DEFAULT

         Section 2101. Lessee further agrees that any one or more of the following events shall be considered events of default as said term is used herein, that is to say, if-

         Lessee shall be adjudged a bankrupt, or a decree or order approving, as properly filed, a petition or answer asking reorganization of Lessee under the federal bankruptcy laws as now or hereafter amended, or under the laws of any such decree or judgement or order shall not have been vacated or stayed or set aside within thirty (30) days from the date of the entry or granting thereof; or

         Lessee shall file or admit the jurisdiction of the court and the material allegations contained in any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the federal bankruptcy laws as now or hereafter amended, or Lessee shall institute any proceedings or shall give its consent to the institution of any proceedings for any relief of Lessee under any bankruptcy or insolvency laws or any laws relating to the relief of debtors readjustment of indebtedness, reorganization, arrangements, composition or extension; or

         Lessee shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Lessee or any of the property of Lessee; or

         A decree or order appointing a receiver of the property of Lessee shall be made, and such decree or order shall not have been vacated, stayed or set aside within thirty (30) days from the date of entry of granting thereof, or

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         Lessee shall make default in any monthly payments of basic rent required to be made by Lessee hereunder when due as herein provided, and such default shall continue for ten (10) days after notice thereof in writing to Lessee; or

         Lessee shall make default in any of the other covenants and agreements herein contained to be kept, observed and performed by Lessee, and such default shall continue for thirty (30) days after notice thereof in writing to Lessee.

         Upon the occurrence of any one or more of such events of default, it shall be lawful for Lessor, at its election, to declare the said term ended, and r with process of law, to re-enter and to expel, remove and put out, Lessee and all persons occupying said premises under Lessee, using such lawful force as may be necessary in so doing, and the said premises, again to repossess and enjoy as in their first and former estate, without such re-entry and repossession working a forfeiture of the rents to be paid and the covenants to be performed by Lessee during the full term of this Lease.

         If default should be made in any covenant, agreement, condition or undertaking herein contained to be kept, observed and performed by Lessee, other dm the payment of rent as herein provided, which cannot with due diligence be cured within a period of thirty (30) days, and if notice thereof in writing shall have been given to Lessee, and if Lessee, prior to the expiration of thirty (30) days from and after the giving of such notice, commences to eliminate the cause of such default and proceeds diligently and with reasonable dispatch to take all steps and do all work required to cure such default and does so cure such default, then Lessor shall not have the right to declare the said term ended by reason of such default; provided, however, that the curing of any default in such manner shall not be construed to limit or restrict the right of Lessor to declare the said term ended and enforce all of its right and remedies hereunder for any other default not so cured.

         Section 2102. The foregoing provisions for the termination of this Lease for any default in any of its covenants shall not operate to exclude or suspend any other remedy of Lessor for breach of any of said covenants or for the recovery of said rent or any advance of Lessor made thereon, and in the event of the termination of this Lease as aforesaid, Lessee agrees to indemnify and save harmless Lessor from any loss arising from such termination and re-entry in pursuance thereof, and to that end Lessee agrees to pay Lessor, after such termination and re-entry and upon demand, all reasonable expenses of re-letting, including, without limiting the generality of the foregoing, the reasonable costs of decorating and restoring the premises, brokers' commissions and Lessor's attorneys' fees, plus, at the end of each month of the demised term, the difference between the net income actually received by Lessor from said demised premises during such month and the rent agreed to be paid by the terms of this Lease during such month. In the event Lessor re-enters the demised premises after the vacating thereof by Lessee, the Lessor shall make reasonable efforts to re-lease the demised premises.

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LESSOR'S PERFORMANCE OF LESSEE'S COVENANTS

         Section 2201. Should Lessee at any time fail to do any of the things required to be done by it under the provisions of this Lease, Lessor, at its option and after giving notice to Lessee pursuant to the provisions relating to notice contained in Section 2101, may (but shall not be required to) do the same or cause the same to be done, and the amounts paid by Lessor in connection therewith shall be so much additional rent due on the next rent date after such payment, together with interest at twelve (12%) percent per annum from the date of payment. Should Lessor at any time fail to do any of the things required to be done by it under the provisions of this Lease, Lessee, at its option and pursuant to the provisions relating to notice contained in Section 2101, may (but shall not be required to) do the same or cause the same to be done, and the amounts paid by Lessee in connection therewith shall immediately be payable by the Lessor to the Lessee, together with interest at twelve (12%) percent per annum from the date of payment.


SUBORDINATION-NON-DISTURBANCE

         Section 2301. This Lease shall be subject and subordinate to the existing first mortgage on the demised premises held by NBD Bank, N.A., and any substitute mortgage hereafter placed upon the demised premises provided that NBD Bank N.A., and subsequent mortgagee agrees in writing with Lessee or adequate provision is made in such mortgage, that, regardless of any default or breach under such mortgage or of any possession or sale of the whole or any part of the premises under or through such mortgage, that this Lease and Lessee's possession shall not be disturbed by mortgagee or any other party claiming under or through such mortgage; provided, however, that Lessee shall continue to observe and perform Lessee's obligations under this Lease and pay rent to whomsoever may be lawfully entitled to same from time to time. Lessee hereby agrees to execute, if same is required, any and all instruments in writing which may be requested by Lessor to subordinate Lessee's rights acquired by this Lease to the lien or any such mortgage, all as aforesaid.


REMIEDIES TO BE CUMULATIVE

         Section 2401. No remedy herein or otherwise confer-red upon or reserved to Lessor shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be m addition to every other remedy given hereunder now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Lessor may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Lessor to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

         Section 2402. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or waiver, acquiescence in or consent to any further or succeeding breach of the same covenant.

         Section 2403. Neither the rights herein given to receive, collect, sue for or distrain for any rent or rents, moneys or payments, or to enforce the terms, provisions an conditions of this Lease, or to prevent the breach or non-observance thereof, or the exercise of any such right or of any other right or remedy hereunder or otherwise granted or arising, shall in any way affect or impair or toll the right or power of Lessor to declare the term hereby granted ended, and to terminate this Lease as provided for in this Lease, because of any default in or breach of the covenants, provisions or conditions of this Lease.


SURRENDER OF POSSESSION

         Section 2501. Whenever the said term herein demised shall be terminated, whether by lapse of time, forfeiture or in any other way, Lessee agrees that it will at once surrender and deliver up said premises, including the buildings and improvements thereon the fixtures and equipment belonging to Lessor therein contained, peaceably to Lessor; and if Lessee shall thereafter remain in possession thereof, it shall be deemed guilty of forcible detainer of the premises under the statute and shall be subject to all the conditions and provisions above named and to ejection and removal, forcibly and otherwise, with or without process of law as above stated.



COVENANT OF QUIET ENJOYMENT

         Section 2601. Lessor further agrees that at all times when Lessee is not in default under the terms of and during the term of this Lease, Lessee's quiet and peaceable enjoyment of the demised premises shall not be disturbed or interfered with by Lessor or any person or entity.


SHORT FORM LEASE

         Section 2701. This Lease shall not be recorded, but the parties agree, at the request of either of them, to execute a Short Form Lease for recording, containing the name of the parties, the legal description and the term of the Lease.

NOTICE OF DEMANDS

         Section 2901. All notices to or demands upon Lessor or Lessee desired or required to be given under any of the provisions hereof shall be in writing. Any notices or demands from Lessor to Lessee shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served or mailed by United States registered or certified mail in an envelope property stamped and addressed to Lessee at 3621 S. South State Street, Ann Arbor, Michigan, Attn:
ROGER S. NEWTON or at such other address as Lessee may theretofore have furnished by written notice to Lessor, and any notice or demands from Lessee to Lessor shall be deemed to have been duly and sufficiently given if mailed by United States registered mail or certified mail in an envelope properly stamped and addressed to Lessor at 315 E. Eisenhower Parkway, Suite 220, Ann Arbor, Michigan, or such other address as Lessor may theretofore have furnished by written notice to Lessee. The effective date of such notice shall be three (3) business days after delivery of the same to the United States Post Office for mailing.


COVENANTS RUN WITH LAND

         Section 3001. All of the covenants, agreements, conditions, and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, personal representatives, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the land, and wherever in this lease reference is made to either of the parties hereto, it shall be held to include and apply to wherever applicable, the heirs, personal representatives, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, personal representatives, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this lease contained.

         Section 3002. The term "Lessor" as used in this Lease, so far as covenants or obligations on the part of Lessor are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the demised premises, and in the event of any transfer or transfers of the title to such fee, Lessor herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Lessor contained in this Lease thereafter to be performed ( provided Lessor is not in default at the time of such transfer); and provided that any funds in the hands of such Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be turned over to the grantee, and any amount then due and payable to Lessee by Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be turned over to grantee, and any amount then due and payable to Lessee by Lessor or the then grantor under any provisions of this Lease shall be paid to Lessee.

TIME OF ESSENCE

         Section 3101. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.


MISCELLANEOUS

         Section 3201. The captions of this Lease are for convenience only and are not to as defining or limiting in any way the scope or intent of the provisions hereof.

         Section 3202. If any term or provision of this Lease shall to any extent be held invalid or unenforceable, the remaining terms and provisions of this Lease shall not be affected thereby, but each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         Section 3203. This Lease shall be construed and enforced in accordance with the laws of the state where the demised premises are located.


ALTERATIONS

         Section 3301. Lessee shall not make any structural alterations to the demised premises, or any non-structural alteration project, the cost of which is Twenty-five Thousand dollars ($25,000.00) or more per project, without the advance written consent of the Lessor,(which consent, in the case of any non-structural alterations, shall not be unreasonably withheld or delayed) and provided further that no such alteration shall be undertaken if the result would be to materially affect the Lessor's future use of the premises for purposes other than those engaged in by Lessee. The cost of all such alterations and all responsibilities therefor shall be the Lessee's.

OPTION TO RENEW

         Section 3401. Lessor hereby grants Lessee an option to renew this Lease for one (1) additional term of two (2) years beginning on the day following the conclusion of the original two (2) year term, on the following terms and conditions:

         Lessee must deliver to Lessor its written notice of exercise of this option to renew on or before June 30, 2000, thereby providing Lessor with not less than six (6) months advance notice of the Lessor's exercise of the option to renew. Lessee may not either (i) give notice of its exercise of the option to renew, or (ii) begin the renewal term, if Lessee is then in material default of the terms of this Lease. During said option term, the rent shall be increased to market rent at the time of expiration, as mutually agreed to by the Lessor and Lessee.

         Except for the change in monthly rental as set forth above, all other terms and conditions of the Lease shall continue unchanged during the renewal term.

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed on the day and year first above written by the duly authorized partners of the Lessor, and by the duly authorized officers of the Lessee.

                                   STATE-94 LIMITED PARTNERSIHP,
                                          a Michigan limited partnership


______________________              By:/s/ Donald S. Chisholm
                                       --------------------------------------
                                       Donald S. Chisholm, General Partner


                                       Esperion Therapeutics, Inc. a Michigan
                                          corporation


______________________              By:/s/ Roger S. Newton
                                       -------------------------------------
                                       Roger S. Newton


                                  Its: PRES/CEO
                                      --------------------------------------

         NBD Bank, N.A., hereby approves this Lease and agrees to be bound by the terms of Section 2301 entitled "Subordination-Non-Disturbance."

NBD BANK, N.A.


______________________              By: _______________________________
                                        Authorized Officer

                                   EXHIBIT A


                            A Map (of the Property)

                         Second Amendment to the Lease

The Lease dated November 30, 1998 (Lease) by and between State-94 Limited Partnership (Landlord) and Esperion Therapeutics, Inc. (Tenant), is hereby amended as follows effective March 28, 2000:

Expansion Space:
Landlord hereby demises and leases to Tenant and Tenant hereby hires and lets from Landlord an additional 6,413 square feet of office/research space, being a portion of Suite 695 at 3621 S. State Street, Ann Arbor, Michigan, as more particularly described in Exhibit B attached hereto and incorporated herein, and improvements now located or to be erected thereon, subject to easements and restrictions of record, which easements and restrictions do not interfere with the use of the demised premises for the purposes described in the Lease (the "Expansion Space"). The total leased premises not consist of 18,813 square feet. The Lease term for the Expansion Space shall be effective March 28, 2000 (the "Expansion Effective Date") and shall terminate with the Lease term.

Tenant agrees to accept the Expansion Space in "as is" condition per Section 303 of the Lease.

Term: The Lease is scheduled to expire on December 31, 2000. Tenant and Landlord shall negotiate a Lease extension, if any, on or before October 1, 2000 and
Section 3401 of the Lease is hereby amended to delete the requirement for Tenant to provide written notice of exercise of the option to renew.

Rent:
Effective April 1, 2000 Tenant shall pay to Landlord base monthly rent for the premises including the Expansion Space in equal installments of Twenty-two thousand nine hundred eighty-two and 00/100 ($22,982) Dollars payable in advance on the first day of the month and continuing for the term of the Lease, except for the first full month's rent which shall be payable upon execution by both parties of this Second Amendment to Lease.

The prorated portion for the rent on the Expansion Space for the period of March 28, 2000 to March 31, 2000 is Seven hundred twenty-four and 00/100 ($724) Dollars, payable upon execution by both parties of this Second Amendment to Lease.

Increased Real Property Taxes and Operating Expenses: For the period commencing with the Expansion Effective Date and ending on the Lease termination date, Tenant shall pay its pro-rata share of taxes, utilities and operating expenses in accordance with the Lease. For the purpose of this computation, the Tenant's pro-rata share shall earn 14.98%.

Tenant shall reimburse Landlord for its share of utility costs per Section 601 of the Lease.

This Second Amendment to Lease, together with the Lease as amended to date, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or other work to the premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Second Amendment to Lease or the Lease. Otherwise, all terms and conditions of the Lease apply to the total premises including the Expansion Space.

Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

In the case of any inconsistency between the provisions of the Lease and this Second Amendment to Lease, the provisions of this Second Amendment to Lease shall govern and control.

Submission of this Second Amendment to Lease by Landlord is not an offer to enter into this Second Amendment to Lease but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Second Amendment to Lease until Landlord has executed and delivered the same to Tenant.

Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Second Amendment to Lease. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents (collectively, the "Landlord Related Parties") harmless from all claims of any brokers claiming to have represented Tenant in connection with this Second Amendment to Lease. Landlord hereby represents to Tenant that Landlord has dealt with no broker in connection with this Second Amendment to Lease. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such agents (collectively, the "Tenant Related Parties") harmless from all claims of any brokers claiming to have represented Landlord in connection with this Second Amendment to Lease.

IN WITNESS WHEREOF, each party hereto executes this Second Amendment to Lease on the date set forth below.


WITNESS/ATTEST:

                                     LANDLORD:
                                     State-94 Limited Partnership
                                     A Michigan Limited Partnership

                                     By: /s/ Donald S. Chisholm
----------------------------------       ---------------------------------------
                                          Donald S. Chisholm, General Partner

                                     Date:               4/6/00
                                          --------------------------------------



                                     Esperion Therapeutics, Inc.
----------------------------------   A Delaware Corporation


                                     By: /s/ [SIGNATURE ILLEGIBLE]
                                         ---------------------------------------

                                              Its   Vice President
                                                 -------------------------------

                                     Date:          4-6-00
--------------------------------------------------------------------------------